UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2026

MBIA Inc.

(Exact name of Registrant as Specified in Its Charter)

Connecticut	001-09583	06-1185706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road Suite 202
Purchase, New York		10577
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914-273-4545

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The following information, including Exhibit 99.1 to this Form 8-K, is being furnished, not filed, pursuant to Item 2.02 - Results of Operations and Financial Condition of Form 8-K.

On August 6, 2026, MBIA Inc. (“MBIA”) issued a press release announcing that the Registrant’s results of operations for the quarter ended June 30, 2026 were available via a financial results report on the Registrant’s website at https://investor.mbia.com/investor-relations/financial-information/default.aspx. A copy of the financial results report is attached as Exhibit 99.1 to this Form 8-K and is incorporated with reference to Item 2.02 as if fully set forth herein.

Item 7.01 Regulation FD Disclosure.

The following information is being furnished, not filed, pursuant to Item 7.01 - Regulation FD Disclosure of Form 8-K. Information contained on MBIA’s website is not incorporated by reference into this Current Report on Form 8-K.

On August 6, 2026, MBIA will post on its website, www.mbia.com, under the section “Investor Relations – Financial Information – Operating Supplements,” a Quarterly Operating Supplement for the second quarter of 2026 and under the section “Investor Relations – Financial Information – Statutory Statements,” 2026 Quarterly Statements for the second quarter of 2026 for each of MBIA Insurance Corporation and National Public Finance Guarantee Corporation. MBIA will also post on its website, under the section “Insured Portfolio,” the Company’s insured portfolios as of June 30, 2026. The information will be posted as “National Public Finance Guarantee Corporation’s Insured Portfolio,” “MBIA Corp.’s Non-U.S. Public Finance Insured Portfolio" and “MBIA Corp.’s Structured Finance Insured Portfolio.”

On or about August 7, 2026, MBIA will also post on its website, www.mbia.com, under the section “Investor Relations – Investor Inquiries / FAQs,” updated Investor Inquiries/FAQs.

Item 9.01 Financial Statements and Exhibits.

99.1 Second Quarter 2026 Financial Results issued by MBIA Inc., dated August 6, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA Inc.

Date:	August 6, 2026	By:	/s/ William J. Rizzo
William J. Rizzo Co-General Counsel

Exhibit 99.1

MBIA Inc. Second Quarter 2026 Financial Results

August 6, 2026

MBIA Inc. (NYSE:MBI) (the Company) today reported a consolidated GAAP net loss of $46 million, or $(0.91) per share, for the second quarter of 2026 compared to a consolidated GAAP net loss of $56 million, or $(1.12) per share, for the second quarter of 2025. The favorable variance in net loss was primarily due to a reversal of legal expenses within a consolidated variable interest entity (VIE) related to Zohar CDOs that were insured by MBIA Insurance Corporation (MBIA Corp.) and 2026 foreign exchange gains versus 2025 foreign exchange losses associated with the revaluation of MBIA Global Funding LLC euro-denominated medium term notes, driven by changes in foreign exchange rates.

The Company also reported an Adjusted Net Loss (a non-GAAP measure defined in the below Explanation of Non-GAAP Financial Measures) of $7 million or $(0.14) per diluted share for the second quarter of 2026 compared with an Adjusted Net Loss of $8 million or $(0.17) per diluted share for the second quarter of 2025. The lower Adjusted Net Loss was primarily due to reduced losses and loss adjustment expenses (LAE) at National Public Finance Guarantee Corporation (National) largely due to its PREPA exposure.

Adjusted Net Income (Loss) provides investors with views of the Company’s operating results that management uses in measuring financial performance. Reconciliations of Adjusted Net Income (Loss) to net income, calculated in accordance with GAAP, are also attached.

Year -to-Date Results

The Company recorded a consolidated GAAP net loss of $86 million, or $(1.71) per diluted common share, for the six months ended June 30, 2026 compared with a consolidated GAAP net loss of $118 million, or $(2.40) per diluted common share, for the first six months of 2025. The lower net loss was primarily due to 2026 foreign exchange gains versus 2025 foreign exchange losses associated with the revaluation of MBIA Global Funding LLC euro-denominated medium term notes, driven by changes in foreign exchange rates; a favorable variance of losses and LAE at MBIA Corp.; 2025 foreign exchange losses at MBIA Corp. associated with the liquidation of MBIA Mexico; and the reversal of legal expenses within a consolidated VIE related to Zohar CDOs insured by MBIA Corp., partially offset by an adverse comparison of VIE net realized gains, which included gains within a consolidated VIE related to the Zohar CDOs in 2025 versus the absence of such gains in 2026.

The Company’s non-GAAP Adjusted Net Loss for the six months ended June 30, 2026 was $15 million or $(0.30) per diluted share compared with an Adjusted Net Loss of $16 million or $(0.33) per diluted share for the first six months of 2025. The lower Adjusted Net Loss was primarily due to reduced losses and LAE expenses at National largely due to its PREPA exposure.

MBIA Inc.

As of June 30, 2026, MBIA Inc.’s liquidity position totaled $337 million, consisting of cash and cash equivalents and liquid invested assets.

There were no purchases of MBIA Inc. shares during the second quarter of 2026. As of July 31, 2026, there was $71 million of remaining capacity under the Company’s share repurchase authorization and 51.0 million of the Company’s common shares outstanding.

National Public Finance Guarantee Corporation

National had statutory capital of $968 million and claims-paying resources totaling $1.4 billion as of June 30, 2026. National’s total fixed income investments plus cash and cash equivalents had a book/adjusted carrying value of $1.3 billion as of June 30, 2026. National’s insured portfolio declined by $0.7 billion during the quarter, ending the quarter with $20.8 billion of gross par outstanding. National ended the quarter with a leverage ratio of gross par to statutory capital of 21 to 1, compared to 24 to 1 at year-end 2025.

MBIA Insurance Corporation

The statutory capital of MBIA Insurance Corporation as of June 30, 2026 was $106 million, which increased $27 million from year-end 2025, primarily due to a loss and LAE benefit during 2026 associated with an increase in estimated recoveries related to the Zohar CDOs. Claims-paying resources totaled $342 million as of June 30, 2026. MBIA Insurance Corporation’s total fixed income investments plus cash and cash equivalents had a book/adjusted carrying value of $148 million as of June 30, 2026.

Conference Call

The Company will host a webcast and conference call for investors tomorrow, August 7, at 8:30 AM (ET) to discuss its second quarter 2026 financial results and other matters relating to the Company. The webcast and conference call will consist of brief remarks followed by a question and answer session.

The dial-in number for the call is (800) 445-7795 in the U.S. and (785) 424-1699 from outside the U.S. The conference call code is MBIAQ226. A live webcast of the conference call will also be accessible on www.mbia.com.

A replay of the conference call will become available approximately two hours after the completion of the call and will remain available until 11:59 p.m. on August 14 by dialing (800) 753-9197 in the U.S. or (402) 220-0689 from outside the U.S. In addition, a recorded replay of the call will become available on the Company's website approximately two hours after the completion of the call.

Forward-Looking Statements

This release includes statements that are not historical or current facts and are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe", "anticipate," "project," "plan," "expect," "estimate," "intend," "will," "will likely result," "looking forward," or "will continue," and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other factors, the possibility that MBIA Inc. or National will experience increased credit losses or impairments on public finance obligations issued by state, local and territorial governments and finance authorities that are experiencing unprecedented fiscal stress; the possibility that loss reserve estimates are not adequate to cover potential claims; MBIA Inc.'s or National's ability to fully implement their strategic plan; and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying MBIA Inc.'s or National's forward-looking statements are discussed under the "Risk Factors" section in MBIA Inc.'s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in MBIA Inc.'s subsequent filings with the Securities and Exchange Commission. MBIA Inc. and National caution readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. National and MBIA Inc. undertake no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Purchase, New York is a holding company whose subsidiaries provide financial guarantee insurance for the public and structured finance markets. Please visit MBIA's website at www.mbia.com.

Explanation of Non-GAAP Financial Measures

The following are explanations of why the Company believes that the non-GAAP financial measures used in this press release, which serve to supplement GAAP information, are meaningful to investors.

Adjusted Net Income (Loss): Adjusted Net Income (Loss) is a useful measurement of performance because it measures income from the Company excluding its international and structured finance insurance segment, comprising the results of MBIA Corp. which given its capital structure and business prospects, we do not expect its financial performance to have a material impact on MBIA Inc. Also excluded from Adjusted Net Income (Loss) are investment portfolio realized gains and losses, gains and losses on financial instruments at fair value and foreign exchange, and realized gains and losses on extinguishment of debt. Adjusted Net Income (Loss) eliminates the tax provision (benefit) as a result of a full valuation allowance against the Company's net deferred tax asset. Trends in the underlying profitability of the Company's businesses can be more clearly identified without the fluctuating effects of the excluded items previously noted. Adjusted Net Income (Loss) as defined by the Company does not include all revenues and expenses required by GAAP. Adjusted Net Income (Loss) is not a substitute for and should not be viewed in isolation from GAAP net income.

Adjusted Net Income (Loss) per share represents that amount of Adjusted Net Income (Loss) allocated to each fully diluted weighted-average common share outstanding for the measurement period.

MBIA management further adjusts Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per share by removing the impact of our U.S. public finance insurance segment VIE consolidations. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company. However, since the Company does not own such VIEs, management uses certain measures that remove the impact of VIE consolidations for our U.S. public finance insurance segment in order to reflect financial exposure limited to its financial guaranty contracts.

Claims-paying Resources (CPR): CPR is a key measure of the resources available to National and MBIA Corp. to pay claims under their respective insurance policies. CPR consists of total financial resources and reserves calculated on a statutory basis. CPR has been a common measure used by financial guarantee insurance companies to report and compare resources and continues to be used by MBIA's management to evaluate changes in such resources. The Company has provided CPR to allow investors and analysts to evaluate National and MBIA Corp. using the same measure that MBIA's management uses to evaluate their resources to pay claims under their respective insurance policies. There is no directly comparable GAAP measure.

Leverage Ratio: Gross Par Outstanding divided by Statutory Capital (Policyholders' Surplus plus Contingency Reserve).

Contacts

MBIA Inc.

Greg Diamond, 914-765-3190

Managing Director, Head of Investor and Media Relations

greg.diamond@mbia.com

Please see the financial results tables in this quarter's Operating Supplement, which is available at https://investor.mbia.com/investor-relations/financialinformation/default.aspx.